Exhibit 99.1

ENTERTAINMENT PROPERTIES TRUST REPORTS

THIRD QUARTER RESULTS

~Provides Initial 2011 Guidance~

Kansas City, MO, November 2, 2010 — Entertainment Properties Trust (NYSE:EPR) today announced operating results for the third quarter and nine months ended September 30, 2010.

Total revenue was $81.0 million for the third quarter of 2010 compared to $65.4 million for the same quarter in 2009. Net income available to common shareholders was $27.5 million, or $0.58 per diluted common share, for the third quarter of 2010 compared to net loss available to common shareholders of $66.8 million, or $1.89 per diluted common share, for the same quarter in 2009. Funds From Operations (FFO) for the third quarter of 2010 was $40.7 million, or $0.87 per diluted common share, compared to a FFO loss of $71.2 million, or $2.01 per diluted common share, for the same quarter in 2009.

For the nine months ended September 30, 2010, total revenue was $231.4 million compared to $192.5 million for the same period in 2009. Net income available to common shareholders for the nine months ended September 30, 2010 was $58.0 million, or $1.29 per diluted common share, versus a net loss available to common shareholders of $28.9 million, or $0.83 per diluted common share, for the same period last year. FFO for the nine months ended September 30, 2010 was $96.2 million, or $2.14 per diluted common share, compared to a FFO loss of $12.1 million, or $0.35 per diluted common share, in the year ago period.

David Brain, President and CEO, commented, “We are pleased to announce another strong quarter for Entertainment Properties Trust. Our actions over the past year have further enhanced our balance sheet allowing us to continue to pursue additional opportunities in movie theatres and public charter schools. Our pipeline of potential investments is deep and we are energized by the opportunity set. We are poised for growth and feel confident in our ability to execute.”

A reconciliation of FFO and the items impacting results follow:

(dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2010		2009
	Amount	FFO/share	Amount	FFO/share
Impairment charge (1)	$—	$—	$35.8	$1.01
Provision for loan losses	—	—	65.8	1.86

Total charges	—	—	101.6	2.87
FFO	40.7	0.87	(71.2)	(2.01)
Add total charges	—	—	101.6	2.87

FFO as adjusted	$40.7	$0.87	$30.4	$0.86

Dividends declared per common share		$0.65		$0.65
FFO payout ratio, as adjusted		75%		76%

	Nine Months Ended September 30,
	2010		2009
	Amount	FFO/share	Amount	FFO/share
Costs associated with loan refinancing (2)	$15.6	0.35	$0.1	$—
Transaction costs	7.6	0.16	0.2	0.01
Impairment charge (1)	—	—	35.8	1.03
Provision for loan losses	0.7	0.02	65.8	1.88

Total charges	23.9	0.53	101.9	2.92
Gain on acquisition	(8.5)	(0.19)	—	—

Net adjustments	15.4	0.34	101.9	2.92

FFO	96.2	2.14	(12.1)	(0.35)
Add net adjustments	15.4	0.34	101.9	2.92

FFO as adjusted	$111.6	$2.48	$89.8	$2.57

Dividends declared per common share		$1.95		$1.95
FFO payout ratio, as adjusted		79%		76%

(1)	The impairment charge is related to City Center in White Plains, New York, and is included in discontinued operations for the three and nine months ended September 30, 2009. The Company no longer has any interest in City Center.
(2)	Includes $0.4 million of costs associated with loan refinancing included in discontinued operations for the nine months ended September 30, 2010.

Portfolio Highlights

As of September 30, 2010, the Company’s real estate portfolio consisted of 107 megaplex theatres (including two joint venture properties) totaling approximately 8.7 million square feet, and restaurant, retail and other destination recreation and specialty properties totaling 4.4 million square feet. The Company also owned 27 public charter schools, and seven vineyards totaling approximately 1,580 acres and nine wineries totaling approximately 840 thousand square feet. In addition, as of September 30, 2010, the Company’s real estate mortgage loan portfolio had a carrying value of $305.0 million and included financing provided for entertainment, retail and recreational properties, including ten metropolitan ski areas covering approximately 6,100 acres in six states. At September 30, 2010, the Company’s megaplex theatres and public charter schools were 100% occupied, and its overall real estate portfolio was 98% occupied.

Public Charter Schools

The Company is pleased to report that 2010-2011 preliminary enrollments have been submitted. Overall student enrollment stands at 16,689 students, an 8% increase from last year. Additionally, overall capacity increased by 5% with expansions at four schools. Utilization rates have increased from 86% to 89%.

Investment Update

The Company’s investment spending in the third quarter totaled $9.6 million bringing the total for the nine months ended September 30, 2010 to approximately $320.0 million. The Company’s investment activity in the third quarter included the funding of $7.6 million for expansions at three of its existing public charter schools. The expansion properties are located in Florida and Ohio. The public charter school properties are leased under a long-term triple-net master lease and accounted for as a direct financing lease.

Balance Sheet Update

The Company’s balance sheet remains strong with a debt to gross assets ratio (i.e. total long-term debt to total assets plus accumulated depreciation) of 37% at September 30, 2010 and no debt maturities through September 2012. Combined unrestricted cash and credit line capacity total $185 million allowing for future growth.

Dividend Information

On September 15, 2010, the Company declared a regular quarterly cash dividend of $0.65 per common share, which was paid on October 15, 2010 to common shareholders of record on September 30, 2010. This dividend represents an annualized dividend of $2.60 per common share. The Company also declared and paid third quarter cash dividends of $0.4844 per share on the 7.75% Series B Preferred Shares, $0.3594 per share on the 5.75% Series C Convertible Preferred Shares, $0.4609 per share on the 7.375% Series D Preferred Shares and $0.5625 per share on the 9.00% Series E Convertible Preferred Shares.

Guidance Update

The Company is confirming its 2010 guidance of approximately $350 million in investment spending and FFO as adjusted per diluted share of $3.30 to $3.40. Including charges of $0.34 per diluted share related to the Company’s unsecured bond offering in the second quarter of 2010, the guidance for FFO per diluted share is $2.96 to $3.06.

The Company is introducing 2011 guidance for FFO per diluted share of $3.40—$3.60 and 2011 investment spending guidance of approximately $300 million.

Quarterly Supplemental

The Company’s supplemental information package for the third quarter and nine months ended September 30, 2010 is available on the Company’s website at www.eprkc.com.

ENTERTAINMENT PROPERTIES TRUST

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Rental revenue	$60,960	$49,210	$174,005	$145,339
Tenant reimbursements	6,489	4,067	18,002	11,478
Other income	235	441	516	2,310
Mortgage and other financing income	13,300	11,650	38,905	33,392

Total revenue	80,984	65,368	231,428	192,519
Property operating expense	9,622	5,423	25,736	15,586
Other expense	384	587	864	2,059
General and administrative expense	4,076	3,511	13,797	11,796
Interest expense, net	19,274	17,595	55,504	49,046
Costs associated with loan refinancing	—	—	15,247	117
Transaction costs	11	40	7,646	156
Provision for loan losses	—	65,757	700	65,757
Depreciation and amortization	13,464	10,868	38,165	31,596

Income (loss) before equity in income from joint ventures, gain from acquisition and discontinued operations	34,153	(38,413)	73,769	16,406
Equity in income from joint ventures	706	229	1,362	673
Gain on acquisition	—	—	8,468	—

Income (loss) from continuing operations	$34,859	$(38,184)	$83,599	$17,079
Discontinued operations:
Loss from discontinued operations	(14)	(37,178)	(3,982)	(42,350)
Gain (loss) on sale of real estate	198	—	(736)	—

Net income (loss)	35,043	(75,362)	78,881	(25,271)
Net loss (income) attributable to noncontrolling interests	(34)	16,071	1,791	19,014

Net income (loss) attributable to Entertainment
Properties Trust	35,009	(59,291)	80,672	(6,257)
Preferred dividend requirements	(7,552)	(7,552)	(22,655)	(22,655)

Net income (loss) available to common shareholders of Entertainment Properties Trust	$27,457	$(66,843)	$58,017	$(28,912)

Per share data attributable to Entertainment Properties
Trust common shareholders:
Basic earnings per share data:
Income (loss) from continuing operations available to common shareholders	$0.59	$(1.29)	$1.36	$(0.17)
Income (loss) from discontinued operations	—	(0.60)	(0.06)	(0.66)

Net income (loss) available to common shareholders	$0.59	$(1.89)	$1.30	$(0.83)

Diluted earnings per share data:
Income (loss) from continuing operations available to common shareholders	$0.58	$(1.29)	$1.35	$(0.17)
Loss from discontinued operations	—	(0.60)	(0.06)	(0.66)

Net income (loss) available to common shareholders	$0.58	$(1.89)	$1.29	$(0.83)

Shares used for computation (in thousands):
Basic	46,511	35,445	44,757	34,937
Diluted	46,809	35,445	45,037	34,937

ENTERTAINMENT PROPERTIES TRUST

Reconciliation of Net Income Available to Common Shareholders

to Funds From Operations (FFO) (A)

(Unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss) available to common shareholders of Entertainment Properties Trust	$27,457	$(66,843)	$58,017	$(28,912)
Loss (gain) on sale of real estate	(198)	—	736	—
Real estate depreciation and amortization	13,334	11,728	39,135	35,804
Allocated share of joint venture depreciation	81	66	218	197
Noncontrolling interest	—	(16,118)	(1,905)	(19,188)

FFO available to common shareholders of Entertainment Properties Trust	$40,674	$(71,167)	$96,201	$(12,099)

FFO per common share attributable to Entertainment Properties Trust:
Basic	$0.87	$(2.01)	$2.15	$(0.35)
Diluted	0.87	(2.01)	2.14	(0.35)
Shares used for computation (in thousands):
Basic	46,511	35,445	44,757	34,937
Diluted	46,809	35,445	45,037	34,937
Other financial information:
Straight-line rental revenue	$426	$569	$1,138	$1,568
Dividends per common share	$0.65	$0.65	$1.95	$1.95

(A)	The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under Generally Accepted Accounting Principles (GAAP) and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO, as defined under the NAREIT definition and presented by us, is net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful. In addition to FFO, we present FFO as adjusted. Management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus charges for loan losses, costs associated with loan refinancing, impairments and transaction costs, less gain on acquisitions. FFO as adjusted is a non-GAAP financial measure. FFO as adjusted does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP.

The additional 1.9 million common shares that would result from the conversion of the Company’s 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company’s 9.00% Series E cumulative convertible preferred shares and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share and FFO per share for the three and nine months ended September 30, 2010 and 2009 because the effect is anti-dilutive.

ENTERTAINMENT PROPERTIES TRUST

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	As of September 30, 2010	As of December 31, 2009
	(unaudited)
Assets
Rental properties, net of accumulated depreciation of $ 286,392 and $258,638 at September 30, 2010 and December 31, 2009, respectively;	$2,020,424	$1,854,629
Land held for development	184,457	4,457
Property under development	7,671	8,272
Mortgage notes and related accrued interest receivable, net	304,955	522,880
Investment in a direct financing lease, net	225,187	169,850
Investment in joint ventures	19,334	4,080
Cash and cash equivalents	14,860	23,138
Restricted cash	21,253	12,857
Intangible assets, net	35,642	6,727
Deferred financing costs, net	21,379	12,136
Accounts receivable, net	36,364	30,727
Notes and related accrued interest receivable, net	5,152	7,898
Other assets	25,573	23,081

Total assets	$2,922,251	$2,680,732

Liabilities and Equity
Accounts payable and accrued liabilities	$44,673	$28,411
Dividends payable	37,800	35,432
Unearned rents and interest	13,148	7,509
Long-term debt	1,202,180	1,141,423

Total liabilities	1,297,801	1,212,775
Entertainment Properties Trust shareholders’ equity	1,596,403	1,472,862
Noncontrolling interests	28,047	(4,905)

Equity	1,624,450	1,467,957

Total liabilities and equity	$2,922,251	$2,680,732

About Entertainment Properties Trust

Entertainment Properties Trust (NYSE:EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. EPR’s investments are guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics, and an advantageous market position. The Company’s total assets exceed $2.9 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments. Further information is available at www.eprkc.com or from Jon Weis at 888-EPR-REIT or info@eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements may refer to our financial condition, results of operations, plans, objectives, acquisition or disposition of properties, future expenditures for development projects, capital resources, future financial performance and business. Forward-looking statements are not guarantees of performance. They involve numerous risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “will be,” “continue,” “hope,” “goal,” “forecast,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” “would,” “may” or other similar expressions contained or incorporated by reference herein. In addition, references to our budgeted amounts and guidance are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.